(d)(3)(A)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED
ADMINISTRATIVE SERVICES SUB-CONTRACT

between

DIRECTED SERVICES LLC

and

ING FUNDS SERVICES, LLC

Name of Funds
ING Artio Foreign Portfolio
ING BlackRock Health Sciences Opportunities Portfolio
ING BlackRock Large Cap Growth Portfolio
ING Core Growth and Income Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Franklin Mutual Shares Portfolio
ING Global Resources Portfolio
ING Invesco Van Kampen Growth and Income Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Marsico Growth Portfolio
ING MFS Total Return Portfolio
ING Morgan Stanley Global Franchise Portfolio
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING U.S. Stock Index Portfolio